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                                                                     EXHIBIT 5.1

                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                           191 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6600


                                  July 11, 2000

Pinnacle Financial Partners, Inc.
3401 West End Avenue, Suite 306
Nashville, Tennessee 37203

     RE: REGISTRATION OF 2,816,500 SHARES OF COMMON STOCK AND WARRANTS TO PURCHASE 195,500 SHARES OF COMMON STOCK

Ladies and Gentlemen:

     We have acted as counsel to Pinnacle Financial Partners, Inc. (the "Company"), a Tennessee corporation, in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form SB-2 (the "Registration Statement"), of up to 2,816,500 shares (the "Shares") of common stock, $1.00 par value (the "Common Stock"), of the Company and warrants (the "Warrants") to purchase up to 195,500 shares of Common Stock.

     In this capacity, we have examined (1) the Registration Statement in the form filed by the Company with the Securities and Exchange Commission (the "Commission") on May 30, 2000, as amended by Pre-Effective Amendment No. 1 thereto, which is to be filed with the Commission on the date hereof, (2) the proposed form of Underwriting Agreement (the "Underwriting Agreement") between the Company and J. C. Bradford & Company, LLC and PaineWebber Incorporated to be used in effecting the sale of the Shares, (3) originals or copies, certified or otherwise identified to our satisfaction, of corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares and the Warrants, and (4) such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares, when issued and delivered


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Pinnacle Financial Partners, Inc.
July 11, 2000
Page 2

against payment therefor in accordance with the terms of the Underwriting Agreement, and the Warrants, when issued and delivered to the organizers, will be duly authorized, legally and validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus, which is a part of the Registration Statement.


                                    Very truly yours,

                                    /s/ POWELL, GOLDSTEIN, FRAZER & MURPHY LLP